Exhibit 99.1

Orbitz Worldwide, Inc. Reports Second Quarter 2015 Results

Chicago, August 6, 2015 - Orbitz Worldwide, Inc. (NYSE: OWW) today announced results for the second quarter and six months ended June 30, 2015.

•	Room nights increased 3 percent year-over-year

•	Net revenue decreased 3 percent year-over-year to $240 million; excluding the impact of foreign exchange fluctuations, net revenue was flat year-over-year

•	Net loss was $4.3 million

•	Adjusted EBITDA was $31.9 million

As a result of the February 12, 2015 announced transaction with Expedia, Inc., the company will no longer provide fiscal 2015 earnings guidance and will not hold a conference call to discuss its second quarter results.

(in thousands, except	Three Months Ended June 30,			Six Months Ended June 30,
per share data)	2015	2014	Change (a)	2015	2014	Change (a)

Hotel room night growth (b)	3%	20%		7%	16%
Gross bookings	$3,089,094	$3,357,698	(8)%	$6,306,837	$6,540,212	(4)%
Net revenue	$239,597	$248,053	(3)%	$459,802	$458,308	—%
Net revenue margin (c)	7.8%	7.4%	0.4 ppt	7.3%	7.0%	0.3 ppt
Net income/(loss)	($4,251)	$6,881	**	($25,190)	$947	**
Basic EPS	($0.04)	$0.06	**	($0.22)	$0.01	**
Diluted EPS	($0.04)	$0.06	**	($0.22)	$0.01	**

Operating cash flow	$9,511	$49,657	(81)%	$174,696	$206,124	(15)%
Capital spending	$16,750	$13,454	24%	$29,312	$21,168	38%

EBITDA (d)	$20,618	$36,557	(44)%	$21,966	$61,047	(64)%
Adjustments	$11,317	$8,207	38%	$20,723	$12,434	67%
Adjusted EBITDA (d)	$31,935	$44,764	(29)%	$42,689	$73,481	(42)%

** Not meaningful.

(a)	Percentages are calculated on unrounded numbers.

(b)	Represents year-over-year growth in stayed hotel room nights. Includes both standalone hotel room nights and hotel room nights included in vacation packages.

(c)	Represents net revenue as a percentage of gross bookings.

(d)
Non-GAAP financial measures. Definitions of EBITDA and Adjusted EBITDA and a reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measures are contained in Appendix A.

Second Quarter Financial Results

Gross Bookings and Net Revenue
Gross bookings decreased 8 percent year-over-year to $3.1 billion in the second quarter 2015. This decrease was driven by lower air and vacation package volume and lower average booking values per air transaction, partially offset by higher hotel and car volume. Excluding the impact of foreign exchange fluctuations, gross bookings decreased 6 percent year-over-year.

Net revenue decreased 3 percent year-over-year to $239.6 million in the second quarter 2015. This decrease was driven by lower air and vacation package volume and lower net revenue per air and vacation package transaction, partially offset by higher hotel and car transaction volume and higher net revenue per hotel transaction. Excluding the impact of foreign exchange fluctuations, net revenue was flat year-over-year.

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2015	2014	Change	2015	2014	Change

Net Revenue
Standalone Hotel	$99,422	$90,257	10%	$183,222	$157,491	16%
Standalone Air	61,084	71,004	(14)%	124,286	141,232	(12)%
Vacation Package	37,172	43,353	(14)%	67,406	76,265	(12)%
Advertising and Media	14,562	15,181	(4)%	29,909	29,767	—%
Other	27,357	28,258	(3)%	54,979	53,553	3%
Total Net Revenue	$239,597	$248,053	(3)%	$459,802	$458,308	—%

Domestic	$186,867	$182,299	3%	$359,277	$336,908	7%
International	52,730	65,754	(20)%	100,525	121,400	(17)%
Total Net Revenue	$239,597	$248,053	(3)%	$459,802	$458,308	—%

•
Standalone hotel net revenue was $99.4 million in the second quarter 2015, up 10 percent year-over-year. This increase was primarily due to higher transaction volume and higher net revenue per transaction. Standalone hotel net revenue represented 42 percent of total second quarter net revenue, up from 36 percent in the second quarter 2014.

•
Standalone air net revenue was $61.1 million in the second quarter 2015, down 14 percent year-over-year. This decrease was due to lower transaction volume and lower net revenue per transaction. Standalone air net revenue represented 25 percent of total second quarter net revenue, down from 29 percent in the second quarter 2014.

•
Vacation package net revenue was $37.2 million in the second quarter 2015, down 14 percent year-over-year. This decrease was driven by lower transaction volume and lower net revenue per transaction. Vacation package net revenue represented 16 percent of total second quarter net revenue, down from 17 percent in the second quarter 2014.

•
Advertising and media net revenue was $14.6 million in the second quarter 2015, down 4 percent year-over-year. Advertising and media net revenue represented 6 percent of total second quarter net revenue in both 2015 and 2014.

•	Other net revenue was $27.4 million in the second quarter 2015, down 3 percent year-over-year. Other net revenue represented 11 percent of total second quarter net revenue in both 2015 and 2014.

•
Domestic net revenue was $186.9 million in the second quarter 2015, up 3 percent year-over-year. International net revenue was $52.7 million in the second quarter 2015, down 20 percent year-over-year. Excluding the impact of foreign exchange fluctuations, international net revenue was down 8 percent year-over-year.

In order to provide a more comparable view of the company's operating performance across periods, Appendix A to this release adjusts gross bookings and net revenue for currency impacts. The company has also included a schedule of trended operating metrics in Appendix B to this release.

Operating Expenses
Cost of revenue
Cost of revenue is comprised primarily of costs to operate customer service call centers, credit card and other payment processing fees, and other costs, which include customer refunds, fraudulent transactions and other charge-backs, and connectivity and other processing costs.

	Three Months Ended June 30,		$	%
	2015	2014	Change	Change
	(in thousands)
Customer service costs	$21,783	$19,549	$2,234	11%
Credit card processing fees	18,303	18,727	(424)	(2)%
Other	23,811	9,362	14,449	154%
Total cost of revenue	$63,897	$47,638	$16,259	34%
% of net revenue	26.7%	19.2%

Cost of revenue as a percent of net revenue for the second quarter 2015 increased to 26.7%. This change was driven primarily by an increase in fraudulent transactions as reflected in the increase in Other expense in the second quarter of 2015 compared with the prior year period. The company has taken extensive action designed to increase its ability to identify, process, mitigate and prevent fraudulent transactions in the future. Excluding the year-over-year increase in expense related to increased levels of fraudulent transactions, cost of revenue as a percentage of revenue increased 63 basis points. Fraudulent transactions are primarily being undertaken by criminals who illegally use credit card information obtained from non-Orbitz Worldwide sources. These fraudulent transactions do not stem from the compromise of Orbitz Worldwide customer information.

Selling, general and administrative (SG&A) expense
SG&A expense is comprised primarily of wages and benefits, contract labor costs, network communications, systems maintenance and equipment costs and other costs, which include legal, foreign currency transaction and hedging costs and other professional and administrative costs.

	Three Months Ended June 30,		$	%
	2015	2014	Change	Change
	(in thousands)
Wages and benefits	$40,168	$43,818	($3,650)	(8)%
Contract labor	6,346	6,115	231	4%
Network communications, systems maintenance and equipment	6,812	7,446	(634)	(9)%
Other	19,236	14,639	4,597	31%
Total SG&A	$72,562	$72,018	$544	1%
% of net revenue	30.3%	29.0%

SG&A expense as a percent of net revenue for the second quarter 2015 increased 125 basis points. Excluding the expenses associated with higher legal reserves and the announced transaction with Expedia, Inc., SG&A expense as a percent of net revenue decreased 159 basis points.

Marketing expense
Marketing expense is comprised primarily of online marketing costs, such as search engine marketing and travel research; offline marketing costs, such as television, radio and print advertising; and commissions to affiliates.

	Three Months Ended June 30,		$	%
	2015	2014	Change	Change
	(in thousands)
Marketing expense	$82,520	$89,604	$(7,084)	(8)%
% of net revenue	34.4%	36.1%

Marketing expense as a percent of net revenue for the second quarter 2015 decreased 168 basis points.

Interest Expense
Net interest expense decreased $1.1 million in the second quarter 2015, compared with the second quarter 2014. This was largely due to lower interest expense on the term loan, lower costs related to interest rate swaps and a decrease in non-cash interest expense related to the tax sharing liability. For the second quarter 2015, the weighted average interest rate was 15 basis points lower than the second quarter 2014.

At June 30, 2015, the company was in compliance with all financial covenants in its credit agreement.

Cash Flow and Liquidity
Operating cash flow was $174.7 million for the six months ended June 30, 2015.

At June 30, 2015, available liquidity was $385 million, which was comprised of cash and cash equivalents of $305 million and $80 million available on the undrawn revolving credit facility.

Operational Highlights

Consumer Brands

•
In May, Orbitz Worldwide announced the appointment of Nigel Pocklington as President of ebookers. Nigel is based in London and is responsible for the strategy and all aspects of the ebookers business throughout Europe.

•
During the second quarter 2015, 36 percent of standalone hotel bookings were made via mobile devices across the company’s global consumer brand portfolio, up from 31 percent in the second quarter 2014.

•	In June, Orbitz Worldwide announced complimentary registration in the TSA PreCheck® expedited airport screening program for top tier Orbitz Rewards members.

•
During the second quarter 2015, Orbitz.com launched the latest installment of its successful online video initiative, Orbitz Originals, hosted by award-winning travel expert Richard Bangs. "Orbitz Originals: Illinois," viewable at orbitz.com/Illinois, is a seven-part series produced in partnership with the Illinois Office of Tourism. To date, Orbitz Originals videos highlighting Australia’s Northern Territory, Bermuda, Cancun, the Cayman Islands, Florida, Jackson Hole, New York, Northern Ireland, Puerto Rico, Qatar, Vermont and Western Ireland have generated more than 3 million views by travelers seeking inspiration for future trips.

Orbitz for Business

•
Orbitz for Business announced a partnership with Visa Inc. to provide corporate clients a turnkey, end-to-end travel and expense solution designed to make booking, reconciliation and reporting more efficient. The solution, Visa Travel Manager, is powered by Orbitz for Business and specifically designed to give mid-market companies control of, and visibility into, employee travel spending as well as access to a fully mobile and consumerized travel booking platform.

Orbitz Partner Services Group

•
During the second quarter 2015, Orbitz Worldwide signed hotel distribution agreements with Choice Hotels International, Coast Hotels, Barceló Hotels & Resorts and Edda Hotels in addition to Bahia del Duque, Chicago Athletic Association Hotel, Hard Rock Hotel Goa and The Old Course Hotel, Golf Resort & Spa at St. Andrews.

•
During the second quarter 2015, Orbitz Worldwide signed marketing and promotion agreements with a number of airlines including Air Berlin, Air Namibia, Asiana Airlines, China Southern Airlines, Fiji Airways, FlexFlight, JetAirFly, WOW Air and XL Airways of France.

•
During the second quarter 2015, Orbitz Worldwide signed partner marketing contracts with a number of destination marketing organizations including Abu Dhabi Tourism, Pro Colombia, Dubai Department of Tourism, Georgia Tourism, Jamaica Tourism, Jordan Tourism, Nashville Convention & Visitors Bureau, Nassau Paradise Island, Destination New South Wales, Tourism New Zealand, Visit Tampa Bay and Texas Tourism.

About Orbitz Worldwide

Orbitz Worldwide (NYSE: OWW) is a global online travel company using technology to transform the way consumers around the world plan and purchase travel. Orbitz Worldwide operates the consumer travel planning sites Orbitz (orbitz.com), ebookers (ebookers.com), HotelClub (hotelclub.com) and CheapTickets (cheaptickets.com). Also within the Orbitz Worldwide family, Orbitz Partner Network (orbitzpartnernetwork.com) delivers private label travel technology solutions to a broad range of partners including some of the world`s largest airlines, bank loyalty programs and travel agencies, and Orbitz for Business (orbitzforbusiness.com) delivers managed travel solutions for companies of all sizes. Orbitz Worldwide makes investor relations information available at investors.orbitz.com.

Forward-Looking Statements

This release and its attachments may contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, the company's expected financial performance and its strategic operational plans. The results presented are unaudited. The company's actual results and the effects of future plans, strategies or events could differ materially from those expressed or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed or implied by the forward-looking statements in this release and its attachments include, but are not limited to, risks related to the proposed merger with Expedia, Inc., including uncertainties as to the timing of the completion of the merger and the ability of the parties to complete the merger; the company’s ability to protect against payment and credit card fraud; the company's ability to effectively compete in the travel industry; the termination of any major supplier's participation on the company's websites; the company's ability to renegotiate supplier agreements on acceptable terms; trends, declines, or disruptions affecting the travel industry or the level of travel activity, particularly air travel; change in airline distribution economics; system-related failures, interruptions, or security breaches; the company's ability to maintain and protect its information technology and intellectual property; risks related to search engine algorithms or other traffic generating arrangements; the company’s ability to adapt to technological developments or industry trends; the outcome of pending litigation; risks related to the company's level of indebtedness; risks associated with doing business in multiple currencies and international markets; and general economic and business conditions. More information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov or the company's Investor Relations website at investors.orbitz.com. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this release. All information in this release and its attachments is as of August 6, 2015, and Orbitz Worldwide undertakes no obligation to publicly revise any forward-looking statement.

About Non-GAAP Financial Measures

This release and its attachments include certain non-GAAP financial measures as defined by the SEC. These measures may be different from non-GAAP measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). Further information regarding the non-GAAP financial measures included in this release is contained in Appendix A attached to this release.

Media Contact:             Investor Contact:
Chris Chiames             Adam Patnaude
+1 312 894 6890             +1 312 260 8301
press@orbitz.com        OWWIR@orbitz.com

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net revenue	$239,597	$248,053	$459,802	$458,308
Cost and expenses:
Cost of revenue	63,897	47,638	136,380	90,383
Selling, general and administrative	72,562	72,018	143,211	138,260
Marketing	82,520	89,604	158,245	166,382
Depreciation and amortization	13,958	15,287	28,478	28,880
Total operating expenses	232,937	224,547	466,314	423,905
Operating income/(loss)	6,660	23,506	(6,512)	34,403
Other expense:
Net interest expense	(7,467)	(8,595)	(15,877)	(18,172)
Other expense	—	(2,236)	—	(2,236)
Total other expense	(7,467)	(10,831)	(15,877)	(20,408)
Income/(loss) before income taxes	(807)	12,675	(22,389)	13,995
Provision for income taxes	3,444	5,794	2,801	13,048
Net income/(loss)	($4,251)	$6,881	($25,190)	$947

Net income/(loss) per share - basic:
Net income/(loss) per share	($0.04)	$0.06	($0.22)	$0.01
Weighted-average shares outstanding	112,418,132	110,218,036	112,007,027	109,907,641

Net income/(loss) per share - diluted:
Net income/(loss) per share	($0.04)	$0.06	($0.22)	$0.01
Weighted-average shares outstanding	112,418,132	115,079,178	112,007,027	114,474,084

Orbitz Worldwide, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share data)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$304,798	$188,482
Accounts receivable (net of allowance for doubtful accounts of $1,401 and $1,541, respectively)	161,340	132,951
Prepaid expenses	10,806	10,039
Other current assets	34,092	17,560
Total current assets	511,036	349,032
Property and equipment (net of accumulated depreciation of $307,433 and $302,031, respectively)	110,135	111,832
Goodwill	351,098	351,098
Trademarks and trade names	89,762	89,890
Other intangible assets, net	1,144	1,300
Deferred income taxes, non-current	135,095	135,807
Restricted cash	92,544	97,810
Other non-current assets	12,453	39,200
Total Assets	$1,303,267	$1,175,969

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$20,237	$13,954
Accrued merchant payable	504,385	366,062
Accrued expenses	165,608	158,754
Deferred income	57,334	40,816
Term loan, current	24,100	25,871
Other current liabilities	5,970	1,544
Total current liabilities	777,634	607,001
Term loan, non-current	405,499	421,879
Tax sharing liability	55,415	61,289
Other non-current liabilities	14,733	14,702
Total Liabilities	1,253,281	1,104,871
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $0.01 par value, 100 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 112,660,845 and 110,758,513 shares issued, respectively	1,126	1,107
Treasury stock, at cost, 25,237 shares held	(52)	(52)
Additional paid-in capital	1,061,616	1,060,636
Accumulated deficit	(1,025,449)	(1,000,259)
Accumulated other comprehensive income	12,745	9,666
Total Shareholders’ Equity	49,986	71,098
Total Liabilities and Shareholders’ Equity	$1,303,267	$1,175,969

Orbitz Worldwide, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net income/(loss)	($25,190)	$947
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	28,478	28,880
Non-cash net interest expense	4,532	5,237
Deferred income taxes	2,271	11,556
Stock compensation	7,416	6,803
Changes in assets and liabilities:
Accounts receivable	(29,759)	(63,438)
Accounts payable, accrued expenses and other current liabilities	15,857	24,168
Accrued merchant payable	139,588	175,944
Deferred income	16,787	21,920
Other	14,716	(5,893)
Net cash provided by operating activities	174,696	206,124

Investing activities:
Property and equipment additions	(29,312)	(21,168)
Acquisitions, net of cash acquired	—	(10,000)
Changes in restricted cash	5,116	(17,748)
Net cash used in investing activities	(24,196)	(48,916)

Financing activities:
Payments on and retirement of term loans	(18,151)	(443,250)
Issuance of long-term debt, net of issuance costs	—	443,256
Employee tax withholdings related to net share settlements of equity-based awards	(8,452)	(6,747)
Proceeds from exercise of employee stock options	2,140	143
Payments on tax sharing liability	(8,921)	(4,616)
Net cash used in financing activities	(33,384)	(11,214)

Effects of changes in exchange rates on cash and cash equivalents	(800)	1,288
Net increase in cash and cash equivalents	116,316	147,282
Cash and cash equivalents at beginning of period	188,482	117,385
Cash and cash equivalents at end of period	$304,798	$264,667

Supplemental disclosure of cash flow information:
Income tax payments, net	$1,686	$1,889
Cash interest payments	$11,553	$13,104
Non-cash investing activity:
Capital expenditures incurred not yet paid	$2,570	$3,811

Appendix A: Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA

EBITDA is a performance measure used by management that is defined as net income or net loss plus: net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA as adjusted for certain non-cash and unusual or non-recurring items as described below. Orbitz Worldwide uses and believes investors and other external users of the company's financial statements benefit from the presentation of EBITDA and Adjusted EBITDA in evaluating its operating performance because:

•
These measures provide greater insight into management decision making at Orbitz Worldwide as they are among the primary metrics by which management evaluates the operating performance of the company's business. Management believes that when viewed with GAAP results and the accompanying reconciliation, EBITDA and Adjusted EBITDA provide additional information that is useful for management and other external users to gain an understanding of the factors and trends affecting the ongoing cash earnings capability of the company's business, from which capital investments are made and debt is serviced. These supplemental measures are used by management and the board of directors to evaluate the company's actual results against management's expectations.

•
EBITDA measures performance apart from items such as interest expense, income taxes and depreciation and amortization. Management believes that the exclusion of interest expense is necessary to evaluate the cash earnings capability of the business. The company generally only funds working capital requirements with funds borrowed under its revolving credit facility, if at all, in the fourth quarter of the year when its cash balances are typically the lowest. As a result, nearly all of the company's interest expense is not incurred to fund its operating activities. In addition, excluding interest expense from the company's non-GAAP measures is consistent with the company's intent to disclose the ongoing cash earnings capability of the business, from which capital investments are made and debt is serviced. Management believes that the exclusion of non-cash depreciation and amortization is also necessary to evaluate the cash earnings capability of the business. Management believes that the review of its non-GAAP measures in conjunction with other GAAP metrics, such as capital expenditures, is more useful in understanding the company's business than the inclusion of depreciation and amortization expense in the non-GAAP measures used by management, since depreciation and amortization expense has historically fluctuated as a result of purchase accounting and this expense involves management judgment (e.g. estimated useful lives).

•
Adjusted EBITDA corresponds more closely to the ongoing cash earnings capability of the company's business, by excluding the items described above and items such as litigation settlements that are not driven by core operating results, certain other non-cash items, such as goodwill and intangible asset impairment charges and stock-based compensation, and other unusual and non-recurring items, such as restructuring charges.

EBITDA and Adjusted EBITDA, as presented for the three and six months ended June 30, 2015 and 2014, are not defined under GAAP and do not purport to be an alternative to net income or net loss as a measure of operating performance. EBITDA and Adjusted EBITDA have certain limitations in that they do not take into account the impact of certain expenses to the company's income statement, such as stock-based compensation, goodwill and intangible asset impairment charges and certain one-time items, if applicable. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA may not be comparable to other similarly-titled measures used by other companies.

The following table provides a reconciliation of net income/(loss) to EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net income/(loss)	($4,251)	$6,881	($25,190)	$947
Net interest expense	7,467	8,595	15,877	18,172
Provision for income taxes	3,444	5,794	2,801	13,048
Depreciation and amortization	13,958	15,287	28,478	28,880
EBITDA	$20,618	$36,557	$21,966	$61,047

EBITDA was adjusted by the items listed and described in more detail below. The following table provides a reconciliation of EBITDA to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
EBITDA	$20,618	$36,557	$21,966	$61,047
Loss on extinguishment of debt	—	2,236	—	2,236
Acquisition-related integration costs (a)	452	1,517	988	2,230
Stock-based compensation expense	4,474	3,918	7,416	6,803
Secondary stock offering costs (b)	—	817	—	817
Litigation settlements and other (c)	3,247	(281)	4,261	348
Merger costs (d)	3,144	—	8,058	—
Adjusted EBITDA	$31,935	$44,764	$42,689	$73,481

(a)	Represents one-time acquisition integration costs incurred in connection with the purchase of the Travelocity Partner Network assets in the first quarter 2014.
(b) Represents charges related to secondary stock offering by an affiliate of Travelport Limited.
(c) Represents charges related to certain legal proceedings.
(d) Represents professional fees related to the announced transaction with Expedia, Inc.

Gross Bookings and Net Revenue, at Constant Currency

The company's reporting currency is the U.S. dollar. As a result, reported financial results are impacted by the strength or weakness of the U.S. dollar relative to the currencies of the international markets in which the company operates, particularly the pound sterling, Euro, Swiss franc and Australian dollar. Management evaluates the company's operating performance with and without the impact of changes in foreign exchange rates because it believes excluding the impact of foreign exchange rates provides a more comparable view of the company's operating performance across periods. Management believes that when viewed with GAAP results and the accompanying reconciliation, management and other external users are better able to gain an understanding of the factors and trends affecting operating performance. The following table adjusts gross bookings and net revenue for foreign currency impacts across the relevant periods:

	Three Months Ended June 30,
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q2, 2015 Reported Gross Bookings	$2,624,196	$464,898	$3,089,094

Q2, 2014 Reported Gross Bookings	$2,729,525	$628,173	$3,357,698
Impact of Foreign Exchange Rates	—	(84,301)	(84,301)
Q2, 2014 Gross Bookings at Constant Currency	$2,729,525	$543,872	$3,273,397

Reported Gross Bookings Growth	(4)%	(26)%	(8)%
Gross Bookings Growth at Constant Currency	(4)%	(15)%	(6)%

Net Revenue
Q2, 2015 Reported Net Revenue	$186,867	$52,730	$239,597

Q2, 2014 Reported Net Revenue	$182,299	$65,754	$248,053
Impact of Foreign Exchange Rates	—	(8,569)	(8,569)
Q2, 2014 Net Revenue at Constant Currency	$182,299	$57,185	$239,484

Reported Net Revenue Growth	3%	(20)%	(3)%
Net Revenue Growth at Constant Currency	3%	(8)%	—%

	Six Months Ended June 30,
(in thousands)	Domestic	International	Total Orbitz Worldwide

Gross Bookings
Q2, 2015 Reported Gross Bookings	$5,275,271	$1,031,566	$6,306,837

Q2, 2014 Reported Gross Bookings	$5,207,335	$1,332,877	$6,540,212
Impact of Foreign Exchange Rates	—	(171,476)	(171,476)
Q2, 2014 Gross Bookings at Constant Currency	$5,207,335	$1,161,401	$6,368,736

Reported Gross Bookings Growth	1%	(23)%	(4)%
Gross Bookings Growth at Constant Currency	1%	(11)%	(1)%

Net Revenue
Q2, 2015 Reported Net Revenue	$359,277	$100,525	$459,802

Q2, 2014 Reported Net Revenue	$336,908	$121,400	$458,308
Impact of Foreign Exchange Rates	—	(15,398)	(15,398)
Q2, 2014 Net Revenue at Constant Currency	$336,908	$106,002	$442,910

Reported Net Revenue Growth	7%	(17)%	—%
Net Revenue Growth at Constant Currency	7%	(5)%	4%

Appendix B: Trended Operating Metrics

	2013				2014				2015
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Gross Bookings (in thousands)
Domestic	$2,424,956	$2,479,941	$2,210,466	$1,970,655	$2,477,810	$2,729,525	$2,537,514	$2,249,140	$2,651,075	$2,624,196
International	677,625	604,947	560,927	508,553	704,704	628,173	612,280	488,641	566,668	464,898
Total	$3,102,581	$3,084,888	$2,771,393	$2,479,208	$3,182,514	$3,357,698	$3,149,794	$2,737,781	$3,217,743	$3,089,094

Standalone Air	$2,027,713	$2,077,471	$1,790,232	$1,621,560	$1,953,324	$2,164,643	$1,969,569	$1,781,245	$1,944,940	$1,903,325
Non-air	1,074,868	1,007,417	981,161	857,648	1,229,190	1,193,055	1,180,225	956,536	1,272,803	1,185,769
Total	$3,102,581	$3,084,888	$2,771,393	$2,479,208	$3,182,514	$3,357,698	$3,149,794	$2,737,781	$3,217,743	$3,089,094
Year-over-Year Gross Bookings Growth
Domestic	(3)%	3%	6%	—%	2%	10%	15%	14%	7%	(4)%
International	4%	6%	—%	1%	4%	4%	9%	(4)%	(20)%	(26)%
Total	(1)%	4%	5%	—%	3%	9%	14%	10%	1%	(8)%

Standalone Air	(8)%	(4)%	(2)%	(6)%	(4)%	4%	10%	10%	—%	(12)%
Non-air	14%	24%	18%	14%	14%	18%	20%	12%	4%	(1)%
Total	(1)%	4%	5%	—%	3%	9%	14%	10%	1%	(8)%

At Constant Currency
Domestic	(3)%	3%	6%	—%	2%	10%	15%	14%	7%	(4)%
International	4%	6%	(1)%	(1)%	2%	(1)%	7%	3%	(8)%	(15)%
Total	(1)%	4%	4%	—%	2%	8%	13%	12%	4%	(6)%

Standalone Air	(8)%	(4)%	(2)%	(6)%	(4)%	3%	10%	11%	2%	(10)%
Non-air	14%	24%	19%	14%	14%	18%	20%	13%	7%	3%
Total	(1)%	4%	4%	—%	2%	8%	13%	12%	4%	(6)%

Net Revenue (in thousands)
Domestic	$150,206	$164,565	$159,718	$142,634	$154,609	$182,299	$187,480	$166,340	$172,410	$186,867
International	52,654	61,233	61,201	54,792	55,646	65,754	65,655	54,224	47,795	52,730
Total	$202,860	$225,798	$220,919	$197,426	$210,255	$248,053	$253,135	$220,564	$220,205	$239,597

Standalone Air	$69,251	$67,464	$59,455	$53,528	$70,228	$71,004	$62,765	$53,157	$63,202	$61,084
Non-air transactional	120,304	142,719	147,536	127,221	125,366	161,784	175,838	148,492	141,634	163,920
Non-transactional	13,305	15,615	13,928	16,677	14,661	15,265	14,532	18,915	15,369	14,593
Total	$202,860	$225,798	$220,919	$197,426	$210,255	$248,053	$253,135	$220,564	$220,205	$239,597

International as a % of Total Net Revenue	26%	27%	28%	28%	26%	27%	26%	25%	22%	22%
Year-over-Year Net Revenue Growth
Domestic	9%	13%	12%	4%	3%	11%	17%	17%	12%	3%
International	—%	10%	9%	5%	6%	7%	7%	(1)%	(14)%	(20)%
Total	7%	12%	11%	4%	4%	10%	15%	12%	5%	(3)%

Standalone Air	(4)%	—%	(4)%	(11)%	1%	5%	6%	(1)%	(10)%	(14)%
Non-air transactional	14%	21%	21%	13%	4%	13%	19%	17%	13%	1%
Non-transactional	14%	1%	(4)%	(3)%	10%	(2)%	4%	13%	5%	(4)%
Total	7%	12%	11%	4%	4%	10%	15%	12%	5%	(3)%

At Constant Currency
Domestic	9%	13%	12%	4%	3%	11%	17%	17%	12%	3%
International	1%	10%	9%	4%	5%	3%	5%	6%	(2)%	(8)%
Total	7%	12%	11%	4%	3%	9%	14%	14%	8%	—%

Standalone Air	(4)%	—%	(6)%	(12)%	—%	3%	5%	1%	(6)%	(11)%
Non-air transactional	14%	21%	22%	14%	5%	13%	19%	19%	16%	5%
Non-transactional	14%	2%	(3)%	(3)%	10%	(3)%	4%	15%	7%	(3)%
Total	7%	12%	11%	4%	3%	9%	14%	14%	8%	—%

Orbitz Worldwide Transaction Growth	(4)%	1%	(1)%	(2)%	(1)%	7%	14%	14%	8%	—%

Orbitz Worldwide Hotel Room Night Growth	14%	20%	22%	15%	12%	20%	19%	18%	13%	3%